U S SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                _______________________________


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 13, 1996


                       PARACELSIAN, INC.
     (Exact name of Registrant as specified in its charter)



  DELAWARE                           0-19844              16-1399565
 (State or other jurisdiction       (Commission         (IRS Employer
    of incorporation)                File Number)        Identification No.)


222 Langmuir Laboratories, Cornell Technology Park, Ithaca, N.Y. 14850
     (Address of principal executive office)    (Zip Code)



Registrant's telephone number, including area code: (607) 257-4224



                                    N/A
 (Former name or former address, if changed since last report)



                    Item 5:   Other Events

On December 13, 1996, the Company announced that as part of its planned managerial succession, Keith A. Rhodes, Chairman of the Board, President and Chief Executive Officer of the Company, stepped down as Chief Executive Officer. Please see the Company's press release attached hereto as Exhibit A.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                           PARACELSIAN, INC.


                           By:  /s/ Arthur A. Koch, Jr.
                                 Arthur A. Koch, Jr.
                                 Vice President and Chief Financial Officer

Dated:  December 19, 1996


Exhibit A.

PLEASE CONTACT:                 CORPORATE CONTACT:

Philip Thomas                   Arthur A. Koch, Jr.
The P.L. Thomas Group           607-257-4224
312-906-8060

FOR IMMEDIATE RELEASE

Ithaca, NY, December 13, 1996 -- Paracelsian, Inc. (Nasdaq:PRLN) today announced that as part of the Company's planned managerial succession, Keith A. Rhodes, Chairman of the Board, President and Chief Executive Officer, has stepped down as Chief Executive Officer of the Company. Mr. Rhodes will continue to serve as Chairman of the Board and President of the Company until the forthcoming Annual Shareholders' Meeting. The Board of Directors has established a search committee to seek a qualified replacement for Mr. Rhodes experienced in the pharmaceutical and food supplement industries.

Pending the appointment of a new Chief Executive Officer, the Company has established the Office of the Chief Executive consisting of Mr. Rhodes, Arthur A. Koch, Jr., Vice President and Chief Financial Officer of the Company, and John Babish, Vice President and Chief Science Officer of the Company.

Speaking for the Board, Messrs. Jim Nichols and Ted Nikolis stated that the Company wishes to express its appreciation for the effort that Mr. Rhodes extended on the Company's behalf and for his substantial contribution to the Company throughout his tenure as Chief Executive Officer.